                                                                      EXHIBIT 15

May 8, 2000

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549
Attention: Document Control

Re: 7-Eleven, Inc. Form 10-Q

We are aware that our report dated May 1, 2000 on our review of the condensed consolidated balance sheet of 7-Eleven, Inc. and Subsidiaries as of March 31, 2000, and the related condensed consolidated statements of earnings and cash flows for the three-month periods ended March 31, 1999 and 2000, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                              REGISTRATION NO.
                                                              ----------------
On Form S-8 for:
  7-Eleven, Inc. 1995 Stock Incentive Plan                         33-63617
  7-Eleven, Inc. Supplemental Executive Retirement Plan for
    Eligible Employees                                            333-42731
  7-Eleven, Inc. Stock Compensation Plan for Non-Employee
    Directors                                                     333-68491

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                             PRICEWATERHOUSECOOPERS LLP

Dallas, Texas